UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35565 (Commission File Number)	32-0375147 (IRS Employer Identification No.)

1 North Waukegan Road
North Chicago, Illinois 60064-6400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04.                              Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 1, 2018, AbbVie Inc. (“AbbVie” or the “Company”) launched a tender offer to purchase from its stockholders up to $7,500,000,000 in value of shares of the Company’s common stock, $0.01 par value per share (the “Shares”), at a price not greater than $114 nor less than $99 per Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated May 1, 2018 (the “Offer to Purchase”) and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).  The Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of May 29, 2018, unless the Offer is extended.

On April 26, 2018, the Company received notice from the plan administrator that in connection with the Offer, eligible participants in the AbbVie Savings Plan and the AbbVie Puerto Rico Savings Plan (the “Plans”) who choose to participate in the Offer will not be able to effect certain transactions with respect to their plan’s Company stock fund, including obtaining loans or other withdrawals and transferring funds into or out of the Company stock fund (other than regular payroll contributions) (the “Participant Restrictions”).

If the Participant Restrictions apply to 50% or more of the participants in the Plans for a period of more than three consecutive business days, a blackout period would arise under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. During any blackout period, directors and executive officers of the Company would be prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an executive officer or services as a director of the Company (or any successor or subsidiary corporation).

It is currently unknown whether a blackout period will arise in connection with the Offer, because we cannot determine at this time whether 50% or more of the Plan participants will make, and not revoke, an election to participate in the Offer. If a blackout period does arise because this 50% threshold is met, the blackout period could begin as soon as 4 p.m., New York City Time on May 23, 2018, and could extend through June 13, 2018.

On May 1, 2018, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the Company sent a blackout trading restriction notice to its directors and executive officers informing them that they may be prohibited from purchasing, selling or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an officer or services as a director, but only if a blackout period actually arises pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR.

Inquiries concerning the potential blackout period, including the beginning and ending dates of the trading restrictions, may be directed without charge to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

Attention: Kathleen Scheidt, Head Counsel, Executive Compensation & Employee Benefits, Telephone number: (847) 938-8188

A copy of the blackout trading restriction notice to directors and executive officers of the Company, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information Regarding the Tender Offer

This communication is for informational purposes only, is not a recommendation to buy or sell shares of AbbVie common stock, and does not constitute an offer to buy or the solicitation to sell shares of AbbVie common stock.  The tender offer has been made pursuant to the Offer to Purchase, the related Letter of Transmittal and other related materials filed by AbbVie with the Securities and Exchange Commission (“SEC”).  STOCKHOLDERS ARE URGED TO CAREFULLY READ THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER, THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.  Stockholders may obtain a free copy of the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and other documents) that AbbVie has filed with SEC at the Commission’s website at www.sec.gov.  Additional copies of these materials may be obtained for free by contacting AbbVie at 1 North Waukegan Road, North Chicago, IL 60064, Attn: Investor Relations.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, AbbVie files annual, quarterly and current reports and other information with the SEC.  You may read and copy any reports or other information filed by AbbVie at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  AbbVie’s filings with the SEC are also available at the SEC’s website at www.sec.gov.

Item 9.01.                              Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Notice to Directors and Executive Officers of AbbVie Inc. regarding the Potential Complete Blackout in Transactions Involving Equity Securities of AbbVie Inc., dated May 1, 2018.

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: May 1, 2018

ABBVIE INC.

By:	/s/ WILLIAM J. CHASE
	Name:	William J. Chase
	Title:	Executive Vice President, Chief Financial Officer